Exhibit 99.1

The Audited historical financial statements of Factor Nutrition Labs, LLC for the years ended December 31, 2014 and 2013.

Factor Nutrition Labs, LLC

(A Limited Liability Company)

Audited Financial Statements

For the years ending December 31, 2014 and 2013

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Factor Nutrition Labs, LLC

Westbrook, Maine

We have audited the accompanying balance sheets of Factor Nutrition Labs, LLC (the “Company”), as of December 31, 2014 and 2013, and the related statements of operations, members’ capital and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Factor Nutrition Labs, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP
RBSM LLP
New York, New York
March 27, 2015

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FACTOR NUTRITION LABS, LLC

BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

Current assets
Cash and cash equivalents	$1,887,658	$3,814,966
Investment in CD’s	-	355,160
Accounts receivable, net	3,066,082	961,731
Prepaid and other current assets	111,829	166,815

Total current assets	5,065,569	5,298,672

Fixed assets, net of accumulated depreciation of $52,219 and $51,444	-	775

Other assets
Deposits	9,000	9,000
Total other assets	9,000	9,000

TOTAL ASSETS	$5,074,569	$5,308,447

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities
Accounts payable and accrued expenses	$2,431,881	$820,379
Total current liabilities	2,431,881	820,379

Total liabilities	2,431,881	820,379

Commitments and contingencies	-	-

Members Capital	2,642,688	4,488,068

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$5,074,569	5,308,447

See the accompanying notes to these financial statements

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FACTOR NUTRITION LABS, LLC

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2014	2013
Revenues:
Gross revenues	$13,159,237	$11,092,609
Less: returns, allowances and discounts	473,100	463,438
Total revenue, net	12,686,137	10,629,171

Cost of goods sold	5,324,945	4,810,170

Gross profit	7,361,192	5,819,001

Operating expenses:
Retail promotions and in-store demos	5,311,201	2,597,586
Salaries and benefits	615,325	551,143
General and administrative	663,375	760,617
Bad debts	-	956,134
Depreciation	775	8,697
Total operating expenses	6,590,676	4,874,177

Income from operations	770,516	944,824

Other income (expense):
Other income	6,104	12,336

Income before provision for income taxes	776,620	957,160

Income taxes (benefit)	-	-

Net income	$776,620	$957,160

See the accompanying notes to these financial statements

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FACTOR NUTRITION LABS, LLC

STATEMENT OF MEMBERS’ CAPITAL

TWO YEARS ENDED DECEMBER 31, 2014

Total Member’s Capital

Balance at December 31, 2012	$3,872,908

Distributions to members	(342,000)

Net income	957,160

Balance at December 31, 2013	$4,488,068

Distributions to members	(2,622,000)

Net income	776,620

Balance at December 31, 2014	$2,642,688

See the accompanying notes to these financial statements

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FACTOR NUTRITION LABS, LLC

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$776,620	$957,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	775	8,697
Bad Debt	-	956,134

Changes in operating assets and liabilities:
Accounts receivable	(2,104,351)	(493,461)
Prepaid expenses and other	54,986	20,173
Accounts payable and accrued expenses	1,611,502	(344,257)
Net cash provided by operating activities	339,532	1,104,446

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from investments in CD’s	355,160	(2,000)
Net cash provided by (used) in investing activities	355,160	(2,000)

CASH FLOWS FROM FINANCING ACTIVITIES:

Member distributions	(2,622,000)	(342,000)
Net cash used in financing activities	(2,622,000)	(342,000)

Net (decrease) increase in cash and cash equivalents	(1,927,308)	760,446

Cash and cash equivalents, beginning of period	3,814,966	3,054,520

Cash and cash equivalents, end of period	$1,887,658	$3,814,966

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

See the accompanying notes to these financial statements

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FACTOR NUTRITION LABS, LLC

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Organization and nature of operations

Factor Nutrition Labs, LLC (the “Company”, “we”, “us” or “our”) is in the business of marketing and selling nutritional supplements to major retailers across the United States.

As a limited liability company, the members are not personally liable for any of the debts, obligations, losses, claims, or judgements on any of the liabilities of the Company, whether arising in tort, contract, or otherwise, unless a member has signed a specific guarantee.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to the customers. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold.

Cash and cash equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable - trade

Accounts receivable are stated net of allowances for possible bad debt and future chargebacks. Management estimates these possible losses based on payment history of specific customers having specific balances, and establishes an allowance for the remaining accounts receivable based on historical experience. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts. The Company’s policy is to extend credit to customers that management has determined to be credit worthy.

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FACTOR NUTRITION LABS, LLC

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Trade accounts receivable and the allowance as of December 31, 2014 and 2013 were as follows:

	2014	2013
Trade accounts receivable	$3,066,082	$961,731
Allowance	-	-
Trade accounts receivable, net	$3,066,082	$961,731

The allowance for doubtful account was $0 and $0 at December 31, 2014 and 2013. The Company writes off receivables that are deeded uncollectible. In 2013 management determined there were material balances that were uncollectible due to a launch of a new product that was unsuccessful. These receivables were written off. Total of $956,134 was written off in year 2013. A review of 2014 accounts receivable was performed to determine if an allowance should be accrued for. It was determined that all balances are collectible.

Fixed assets

Fixed assets are carried at cost. Expenditures for maintenance and repairs are expensed currently, while costs of major additions and betterments are capitalized. The costs of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets as follows:

Computer equipment and software	3-5 years
Office equipment	7 years

Inventory

Inventory consists of finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market. Inventory is shown on the balance sheet net of a reserve, which represents older packaging that may still be used as samples. In year 2013 the Company wrote off $488,700 of obsolete inventory. The Company does not anticipate taking additional inventory reserves in the future.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $5,291,652 and $2,645,625 for the years ended December 31, 2014 and 2013, respectively. Advertising consists of the following items: in-store demonstrations, online advertising, print advertising and coupons.

Income taxes

As a limited liability company, the Company is generally not subject to income taxes. Instead, the members report their distributive share of the Company’s profits and losses on their individual income tax return. A provision for taxes has been made where applicable.

Uncertain tax positions

The Company recognizes and measures its uncertain tax positions in accordance with FASB ASC 740, Income Taxes. Under that guidance, the Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of uncertain tax positions is adjusted when new information is available, or when an event occurs that requires a change.

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FACTOR NUTRITION LABS, LLC

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Recent accounting pronouncements

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 - CONCENTRATION OF CREDIT RISK

Cash and cash equivalents

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2014 and 2013, the uninsured balances amounted to $1,472,552 and $3,359,478, respectively.

Accounts receivable

As of December 31, 2014, one customer accounted for 79% of the Company’s accounts receivable. As of December 31, 2013, three customers accounted for 73% of the Company’s accounts receivable.

Major customers

For the year ended December 31, 2014, two customers accounted for approximately 90% of the Company’s gross revenues. For the year ended December 31, 2013, two customers accounted for approximately 84% of the Company’s gross revenues. Substantially all of the Company’s business is with companies in the United States.

Major supplier

For the year ended December 31, 2014, the Company’s products were manufactured by two suppliers located in Pittsburgh, Pennsylvania and Tustin, California. For the year ended December 31, 2013, the Company’s products were manufactured by one supplier located in Pittsburgh, Pennsylvania. It is the opinion of management that the product can be produced by other manufacturers and the choice to utilize these suppliers is not a significant concentration.

NOTE 3 - FIXED ASSETS

At December 31, 2014 and 2013, fixed assets consisted of the following:

	2014	2013
Office equipment	$43,173	$43,173
Computer software	9,046	9,046
	52,219	52,219
Less: accumulated depreciation	(52,219)	(51,444)
Fixed assets, net	$-	$775

Depreciation expense for the years ended December 31, 2014 and 2013 amounted to $775 and $8,697, respectively.

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FACTOR NUTRITION LABS, LLC

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating leases

In November 2014, the Company entered into a non-cancellable operating lease for office and warehouse space located in Westbrook, Maine, that expires on October 31, 2015. From January 1, 2013 through October 31, 2014, the Company had the same operating lease. Rent expense under these leases for the years ended December 31, 2014 and 2013 was $50,472 and $53,477, respectively.

Total future minimum annual rental commitments through October 31, 2015 amount to $42,900.

Litigation and claims

Certain conditions may exists as of the date of the financial statements are issued that may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel asses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably probable, or is probably but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5 - MEMBERS’ EQUITY

The Company is owned by 3 members. During the years ended December 31, 2014 and 2013, the Company distributed $2,622,000 and $342,000 to its members, respectively.

NOTE 6 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through March, 20, 2015, the date on which these financial statements were available to be issued.

On January 22, 2015 substantially all the assets of the Company were sold to Synergy Strips Corp., is a Nevada based corporation that is in the process of building a portfolio of best-in-class consumer product brands. The aggregate purchase price was $6.0 million, with $4.5 million paid on the closing date, $750,000 to be paid on or before January 20, 2016 and a the final $750,000 to be paid on or before January 20, 2017. The transaction was financed through an agreement with Knight Therapeutics Inc. with a secured loan bearing interest of 15% per annum, plus other considerations. The interest rate will decrease to 13% provided Synergy meets specified equity-fundraising targets. In January 2017 the loan matures and may be extended for up to an additional two years if revenue and profitability milestones are met.

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